Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into by and between NeoGenomics, Inc. (the “Company”) and Christopher Smith (the “Executive”) and is effective as of August 15, 2022 (the “Effective Date”). Capitalized terms not defined in this Amendment have the respective meanings ascribed to them in the Employment Agreement by and between the Company and the Executive, dated as of August 15, 2022 (the “Employment Agreement”).

WHEREAS, the Company and the Executive desire to modify certain terms and conditions of the Executive’s employment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereby agree to amend the Employment Agreement on the terms set forth in this Amendment.

1.Relocation Benefits.

Section 2(d) of the Employment Agreement shall be amended to remove “$400,000.00” from the second sentence of such Section and replace it therein with a reference to “$1,200,000.00”.

2.Restricted Stock Unit Grant.

Section 2(c) of the Employment Agreement shall be amended to:

(a)Add the following sentence immediately after the first sentence of such Section:

“In addition, subject to approval by the Board or the Compensation Committee, the Executive will receive an additional one-time inducement grant of restricted stock with an aggregate target value equal to approximately $3,350,000.00 (the ‘Sign-on Grant’)”; and

(b)Add the following language to the third sentence of such Section (after giving effect to subsection (a) above) immediately following “on an annual basis over a period of four years from the date of grant”:

“(or, with respect to the Sign-On Grant, as to 100% of the restricted stock, on the fourth anniversary of the grant date).”

3.Entire Agreement. The Executive acknowledges and agrees that the Employment Agreement, as amended by this Amendment, constitutes the entire agreement between the

Employee and the Company with respect to the terms and conditions of his employment and supersedes all other agreements and understandings, whether written or oral.

IN WITNESS WHEREOF, this Amendment has been executed by the Company, by its duly authorized representative, and by Executive as of the date first above written.

EXECUTIVE:	THE COMPANY:

/s/ Chris Smith	/s/ Lynn Tetrault
Christopher Smith	Name: Lynn Tetrault
Title: Chair and Interim CEO